UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

Date of Report (Date of earliest event reported): January 4, 2010

Omega Protein Corporation

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-14003 (Commission File Number)	76-0562134 (I.R.S. Employer Identification No.)

2105 CityWest Boulevard Suite 500 Houston, Texas (Address of principal executive offices)		77042 (Zip Code)

(713) 623-0060

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2010, the Company awarded the following grants of non-qualified stock options under the Company’s 2006 Incentive Plan (the “2006 Plan”) to the officers indicated below:

Officer	Title	Number of Options
Joseph L. von Rosenberg III	Chairman of the Board Chief Executive Officer and President	400,000

John D. Held	Executive Vice President, General Counsel and Secretary	200,000

Dr. Mark E. Griffin	Vice President – Research and Development	125,000

Joseph E. Kadi	Senior Vice President – Operations	75,000

Gregory Toups	Vice President – Controller	50,000

Barton J. Shacklock	Vice President – Human Resources	40,000

These stock options vest in one-third increments on each anniversary of the date of grant, have a 10-year life, and have an exercise price of $4.65, the fair market value (as defined in the 2006 Plan) on the date of grant. The form of stock option award is set out in the form of Stock Option Agreement attached hereto as Exhibit 10.1 and incorporated by reference. The awards were approved by the Compensation Committee of the Board of Directors.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

None.

(b)	Pro Forma Financial Information

None.

(c)	Shell Company Transactions

None.

(d)	Exhibits

10.1	Form of Stock Option Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Omega Protein Corporation

Dated: January 8, 2010	/S/ JOHN D. HELD
John D. Held
Executive Vice President, General Counsel and Secretary